FINAL TRANSCRIPT

Conference Call Transcript VION - Vion Announces Suspension of Phase III Trial in Relapsed AML Event Date/Time: May. 23. 2007 / 10:30AM ET

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

CORPORATE PARTICIPANTS

 Alan Kessman

 Vion Pharmaceuticals - CEO

 Ann Cahill

 Vion Pharmaceuticals - VP, Clinical Affairs

CONFERENCE CALL PARTICIPANTS

 Vinny Jindal

 ThinkEquity Partners - Analyst

 Keith Haan

 Summer Street Research Partners - Analyst

 Joseph Schwartz

 Leerink Swann - Analyst

 Ren Benjamin

 Rodman & Renshaw - Analyst

 David Garrett

 Fortis Securities - Analyst

 Daniel Lay

Analyst

 Lee Hartman

Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the Vion Pharmaceuticals conference call. My name is Michelle and I will be your audio coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today's conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes.

This conference will contain forward-looking statements. Such statements are subject to certain risks, which may cause Vion's plans to differ or results to vary from those expected, including Vion's potential inability to obtain regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of early or preclinical studies or clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, the potential inability to secure external sources of funding to continue operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including, but not limited to, the risks attendant to the forward-looking statements included under Item 1A, Risk Factors in Vion's annual report on Form 10-K for the year ended December 31, 2006.

In particular, there can be no assurance as to the results of any of the Company's clinical trials, that any of these trials will continue to full accrual or that any of these trials will not be discontinued, modified, delayed or ceased altogether except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events. Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

And now I'll turn over this conference call to Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals. Please proceed, sir.

 Alan Kessman  - Vion Pharmaceuticals - CEO

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

Thank you, operator and good morning, everyone. We thank you for joining us on this conference call. With me today is Howard Johnson, our President and CFO; Meg Fitzgerald, our Chief Business Officer; Ann Cahill, our Vice President of Clinical Affairs and Aileen Ryan, our Vice President of Regulatory Affairs.

As most of you know, our lead anticancer agent, Cloretazine, is being studied in two pivotal clinical trials in acute myelogenous leukemia. CLI-037, a Phase III trial in combination with Ara-C in patients with relapsed AML and CLI-043, a Phase II trial, as a single agent in elderly patients with de novo poor-risk AML. Our randomized placebo-controlled Phase III trial in relapsed AML is evaluating 1.5 grams of Ara-C given over three days in a continuous infusion plus or minus 600 milligrams per meter squared of Cloretazine in patients older than 18 years of age with first relapsed AML and a first remission of a least three months but no more than 24 months.

Patients are stratified according to age, greater or less than 60 years and two, length of the first CR, more than or less than 12 months in duration. The primary endpoint for the trial is the objective response rate to find the CR, plus CRp. CRp meaning a complete remission with incomplete recovery of platelet count. Secondary endpoints include time to progression, duration of response, overall survival and toxicity.

We started this trial in March 2005 and in November 2006, reached the halfway point in accrual, 210 patients. A statistical analysis plan for this trial included an interim analysis at 210 patients for both safety and efficacy by the Data Safety Monitoring Board or DSMB.

Prior to the interim analysis, the DSMB had met twice before to review the trial for safety and had recommended that the trial continue to accrue patients. The DSMB has now reviewed the data for the interim analysis and based on their recommendation, we have decided to suspend accrual and patient treatment on the trial until we can fully evaluate all the data generated to date.

The DSMB's recommendation was based on their evaluation that any advantage in complete remission could be compromised by the observed on-study mortality to date. The trial will remain blinded during this medical review. Therefore, we cannot provide you with much additional information at this time.

Additionally, we are unable to provide a definitive timeline necessary for complete review of the data at this time. Our plan would be to advise you of any further developments on the trial as soon as we can. Our other trial in AML, CLI-043, the Phase II trial evaluating Cloretazine as a single agent in elderly patients with de novo poor-risk AML, will continue to accrue patients as planned. We continue to expect that that accrual to this trial will be concluded in the June or July timeframe and that an abstract will be submitted related to this trial at the American Society of Hematology meeting in December 2007.

All of us here at Vion continue to believe in the potential for Cloretazine for the treatment of AML and look forward to the completion of our pivotal Phase II trial and an announcement of data from this trial later this year. We will continue to provide you with as much information about this trial and the Phase III trial medical analysis as soon as we have that information available.

Before I take questions, I just would like to relate to everybody that we absolutely understand the need and desire for information, but I have to remind you that this study was halted, not stopped. Most of you are probably familiar with the fact that when studies get stopped, there is an abundance of information available. But the fact that this study remains blinded really means that we have limited information.

We are in the process of establishing a committee comprised of some internal management people, as well as some outside medical people to review the data to try and come to an answer and be able to provide more information to you, as well as to discuss it with the DSMB. But at this point, before we take questions, I just want to reiterate it is going to be very difficult to satisfy your need for information.

With that, operator, we can now take some questions.

 QUESTION AND ANSWER

Operator

 (OPERATOR INSTRUCTIONS). Vinny Jindal.

 Vinny Jindal  - ThinkEquity Partners - Analyst

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

Hey, guys. I was hoping that you could remind us what the dosage level for the elderly AML trial is of Cloretazine versus what you had on the Phase III?

 Alan Kessman  - Vion Pharmaceuticals - CEO

It's basically the same doses.

 Vinny Jindal  - ThinkEquity Partners - Analyst

Okay. Thanks.

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

It's 600 milligrams of Cloretazine -- per milligrams per metered squared given as a single agent in that Phase II. This is Ann Cahill.

 Vinny Jindal  - ThinkEquity Partners - Analyst

Great. And is the DSMB's -- is their recommendation based on an analysis of safety activity or are they making kind of a subjective risk-benefit assessment of the drug at that dose level?

 Alan Kessman  - Vion Pharmaceuticals - CEO

Both. I mean their review was both a safety and efficacy review.

 Vinny Jindal  - ThinkEquity Partners - Analyst

So did you have to pass a certain threshold on one or both parameters for them to not recommend continuing accrual at this time or was it kind of again a subjective look and saying on a risk-benefit basis, it may not be a good idea to go forward?

 Alan Kessman  - Vion Pharmaceuticals - CEO

It is really a look on an overall risk-benefit basis and basically that is what they are saying that when they made that statement that any advantage in complete remission may not translate into overall survival advantage. Remember, this was stopped, okay, and the information is still blinded to us.

 Vinny Jindal  - ThinkEquity Partners - Analyst

Got you. And Alan, what allows the trial to restart and re-enroll? What can change the picture?

 Alan Kessman  - Vion Pharmaceuticals - CEO

It all depends on what we see from the data and what the answers to try and understand clearly why a potential complete remission advantage does not translate into a survival advantage. And again, I am dealing with blinded information. I know that is a fairly -- since I don't have the statistics or the data in front of us, it is fairly hard to quantify that. But that is really what we have to try to understand is what is causing that. Clearly in our opinion from the conversation that we had with DSMB, it was not readily apparent to them, but there is something for us to look at to try to understand that.

 Vinny Jindal  - ThinkEquity Partners - Analyst

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

Okay. And I can understand that you may not be able to answer the question, but are the question marks surrounding greater potential survival is that you are getting a lot of patience with complete response, however a lot of patients with toxicity are dying earlier and that you were balancing each other out or is it that you are not seeing the original efficacy in patients to suggest that patients are getting to even complete response as a surrogate endpoint for survival?

 Alan Kessman  - Vion Pharmaceuticals - CEO

What I do know is that there was not a problem with the futility side. There is efficacy. From an efficacy standpoint, there was not a problem with the futility side. But I can't answer the rest of your question.

 Vinny Jindal  - ThinkEquity Partners - Analyst

Okay. And then one last question and I will hop back in the queue and this is for Meghan or for Ann. Your analysis of the drug and your understanding of its features, is the possibility of the toxicity of that counterbalance and the activity that Alan just mentioned, is that due to a combination effect or is that mostly in your view kind of a reflection of Cloretazine's myelosuppressive effects?

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

Hi, Vinny. This is Ann. Of course, we can't comment on data from combination of Cloretazine and Ara-C from this trial fully yet, but I can tell you from looking at the other trials and from speaking to investigators and based on our previously published data, the feeling is that the drug has demonstrated anti-leukemic activity and will find its place in treatment of AML.

 Vinny Jindal  - ThinkEquity Partners - Analyst

Okay. Fair enough. Thanks so much for taking the questions, guys.

Operator

Keith Haan.

 Keith Haan  - Summer Street Research Partners - Analyst

Hi, just a couple of questions to follow up. I think at the presentation at ASH regarding some of the demographics of this study, there was about a 9% or so early death rate and that was blinded obviously, so we don't know what the early death rate was for each individual arm. So maybe you could comment on how that 9% or 10% or so early death rate might compare to what you would see with Ara-C alone in this population?

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

This is Ann Cahill. Again, at ASH of '06, we published a number of early death of 9%. So I think at that time, we were comparing that or put that out for people to interpret against historical control. I cannot tell you from again this blinded study what the early death rate is for Ara-C versus the combination arm in the study. Only on -- I can tell you that the early death rate in the ASH poster was '06 and that compared to what had been previously published on Ara-C in the literature.

 Keith Haan  - Summer Street Research Partners - Analyst

So it was relatively comparable to what was with Ara-C in the literature?

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

As a reminder, there is not a depth of literature on the continuous infusion Ara-C that we are using in this Phase III study. So it really was looking at Ara-C given in a number of different schedules and doses. So again I can't tell you that this was apples to apples based on the ASH '06 Ara-C or on study early death rate given that the literature of Ara-C is really checkered in dose and schedules, but within that range, it was certainly no worse and at that time, was comparable or better.

 Keith Haan  - Summer Street Research Partners - Analyst

Okay. Can you remind us a little bit the Phase I/II work that you have looking at Cloretazine in combination with Ara-C? Was there a consolidation in maintenance there and can you compare and contrast that to the consolidation and maintenance that patients are getting in the Phase III study?

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

I can briefly give you some bullets from the Phase I published study of Cloretazine and continuous infusion Ara-C. That was a dose escalation study and those patients were quite refractory, had seen many, many previous regimens for their AML. So the patient population differed in that important way.

Also -- that is because it was a Phase I study. This study allowed -- the Phase I study allowed retreatment; it did not have a maintenance. That differs from the Phase III study, which has the possibility of an induction two and also has a consolidation phase. But again neither the Phase I or the Phase III study have a maintenance.

 Keith Haan  - Summer Street Research Partners - Analyst

Okay. And last question, if this study is permanently halted and the Phase II study in de novo AML in the elderly is positive, how do you think of filing in an ultimate approval? Was the assumption that the Phase III study could serve to some extent as a confirmatory study for the Phase II under an accelerated approval process and does that change if the Phase III study is halted altogether?

 Alan Kessman  - Vion Pharmaceuticals - CEO

I think from an overall standpoint when we look at it from a registration standpoint, we are not ready at this point again without the data from 43 to make a decision whether accelerated or full approval is available to us. But if it does go with accelerated approval then certainly we would have to consider some form of a Phase III confirmatory trial, which we certainly will -- we understand and have understood all along.

 Keith Haan  - Summer Street Research Partners - Analyst

Okay. Thanks.

Operator

Joseph Schwartz.

 Joseph Schwartz  - Leerink Swann - Analyst

Thank you. I was wondering were the same criteria used in the prior two DSMB decisions before to continue the trial?

 Alan Kessman  - Vion Pharmaceuticals - CEO

Since I was not in the meeting, I can't answer that question.

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

This is Ann Cahill. In the two previous DSMB meetings, they looked at safety only.

 Joseph Schwartz  - Leerink Swann - Analyst

Okay. And were there different criteria used in this most recent one now, the interim analysis to decide whether to halt versus to stop enrollment?

 Ann Cahill  - Vion Pharmaceuticals - VP, Clinical Affairs

No, no.

 Joseph Schwartz  - Leerink Swann - Analyst

And lastly, can you give us a sense of how much of your R&D is devoted towards the Phase III program versus the Phase II and everything else?

 Alan Kessman  - Vion Pharmaceuticals - CEO

When you say R&D -- you really mean the development because there is not much research.

 Joseph Schwartz  - Leerink Swann - Analyst

Right. I'm just trying --

 Alan Kessman  - Vion Pharmaceuticals - CEO

Research. Most of our development work, which is really primarily the registration work, has been focused on the filing assuming 043 still is our primary registration path and our initial registration path. So most of our focus is on 043 from a development standpoint.

 Joseph Schwartz  - Leerink Swann - Analyst

So it doesn't sound like there is too much of an implication for reduced cash burn here?

 Alan Kessman  - Vion Pharmaceuticals - CEO

As of today, that is correct.

 Joseph Schwartz  - Leerink Swann - Analyst

Okay, thanks very much.

 Alan Kessman  - Vion Pharmaceuticals - CEO

Other than the fact that the patients would not be put on the trial from a cash standpoint.

 Joseph Schwartz  - Leerink Swann - Analyst

Great. Thanks.

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

Operator

Ren Benjamin.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Thanks for taking the call. Can you -- the trial that you have right now, did you guys put this on hold or did the FDA or has the FDA put you on hold? Can you just give us some more clarity around this?

 Alan Kessman  - Vion Pharmaceuticals - CEO

We suspended the trial. It has not been put on hold.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Do you have to go now through the FDA and do discussions have to begin as to how to proceed going forward or is this all completely on your own?

 Alan Kessman  - Vion Pharmaceuticals - CEO

We made the decision to suspend. We are in the process today of notifying all the regulatory authorities, all the investigators on both trials and we will have whatever discussions the FDA wants to have with us as we move forward.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Is it possible that the ongoing Phase II trial sort of based on the DSMB analysis could be placed on hold as well?

 Alan Kessman  - Vion Pharmaceuticals - CEO

I can't answer that. It is an open-ended question. Possible? How could I answer the question possible? To our understanding, we have seen nothing to date on 043 that would cause us any undue alarm from a safety standpoint. But that doesn't mean that somebody else looking at the data would not come to a different conclusion, but I have no ability to say there is absolutely no possibility. I just think it is -- we would -- we, at this point, don't see any reason for it.

 Ren Benjamin  - Rodman & Renshaw - Analyst

How many patients have enrolled into the ongoing Phase II trial right now?

 Alan Kessman  - Vion Pharmaceuticals - CEO

We have not released that public information, but again what I can tell you -- you can do a pretty close interpretation. We have always said the trial will accrue to 85 patients and like we have said I think consistently for the last couple of months, we expect to complete accrual in June or July. So you can assume that we are pretty close.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Okay. And then just based on an earlier question, you mentioned that it wasn't really a problem with the futility analysis, it seemed like the futility analysis from an efficacy point of view seemed to have been fine. However, maybe the safety hurdle has changed somewhat so then in the

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

overall risk-reward benefit, the DSMB decided to or suggested that the trial should be halted. Is that correct? I mean the efficacy seems to be about right to what you were originally figuring the trial would show, but there is just a safety signal here that was not originally anticipated.

 Alan Kessman  - Vion Pharmaceuticals - CEO

I think in your words, roughly yes.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Okay. And then just finally regarding burn rate. Since you are halting the trial and no new patients are coming on board, is it not unreasonable to assume that the burn rate will go down until we get a sort of final decision or the trial resumes again.

 Alan Kessman  - Vion Pharmaceuticals - CEO

We will still be monitoring the patients so that we will still have our CRO costs. The only major savings -- quantify this -- the only significant savings that we would see is the fact that patients wouldn't be going on trial right now. Of course, we would hope to spend that money in the future, but basically that may be more of a deferral than an absolute savings assuming that the trial -- that the trial either restarts as is or with some modifications. So basically in the short term, yes; there is some burn, but it is really just the external cost of not putting new patients on.

 Ren Benjamin  - Rodman & Renshaw - Analyst

Fair enough. Okay. Thank you very much.

Operator

David Garrett.

 David Garrett  - Fortis Securities - Analyst

Good morning.

 Alan Kessman  - Vion Pharmaceuticals - CEO

Good morning, David.

 David Garrett  - Fortis Securities - Analyst

You say that based on the analysis -- the data that you can see from the Phase II pivotal right now, that there is no safety concern. Can you discuss what the induction death rate is in that trial?

 Alan Kessman  - Vion Pharmaceuticals - CEO

No. I mean we haven't made that public yet. The trial is still going on and we will at the appropriate time reveal that. Although I can just repeat what I said is that we have -- our SAE committee meets regularly. We certainly have not heard of anything from any of our investigators. There was recently a conference call with our investigators and nothing of any unusual nature was raised at that meeting.

 David Garrett  - Fortis Securities - Analyst

Thanks.

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

Operator

 (OPERATOR INSTRUCTIONS). [Daniel Lay].

 Daniel Lay Analyst

Thanks for taking my call. The question is twofold. First of all, with the recent private placement that you completed, you raised I guess roughly $60 million in cash. Is the halting of this Phase III trial going to trigger any breach of covenants under that document or under that private placement so that you could be compelled to essentially have to come up with those dollars at some point here in the near term?

 Alan Kessman  - Vion Pharmaceuticals - CEO

No.

 Daniel Lay Analyst

Okay. Second half of that question then. Under the terms of that private placement, my understanding is that the lower the stock price, the more shares ultimately are going to actually be issued as a result of that document. Are you worried about increased dilution going forward over the next couple of years?

 Alan Kessman  - Vion Pharmaceuticals - CEO

I am not sure -- are you referring to the fact that we have the ability to pay the interest in shares?

 Daniel Lay Analyst

Yes. I mean obviously at this point with the stock down here over 50% today, you would be ponying up cash I assume rather than shares.

 Alan Kessman  - Vion Pharmaceuticals - CEO

Yes, but I believe my understanding of the document is that there is a minimum number the stock price will not go below, by the NASDAQ rules, to issue the interest shares. So there is a minimum to the floor there. At this point, I am not worried about it.

 Daniel Lay Analyst

Thank you.

Operator

 (OPERATOR INSTRUCTIONS). [Lee Hartman].

 Lee Hartman Analyst

Good morning. I was wondering if you could review the presentations or the abstracts that are available on the full developmental program for ASCO coming up and would this announcement today affect any of those?

 Alan Kessman  - Vion Pharmaceuticals - CEO

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May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

This announcement will not affect any publication that we have going at ASCO. I am trying to think now while you ask -- wasn't prepared for that one. There will be one on small cell and I believe the NCI is doing one on Triapine.

 Lee Hartman Analyst

That was my understanding as well, so I just wanted to doublecheck.

 Alan Kessman  - Vion Pharmaceuticals - CEO

Okay.

 Lee Hartman Analyst

Thank you.

Operator

I am currently showing we have no further questions at this time. I'd like to turn the presentation back over to management for any closing remarks.

 Alan Kessman  - Vion Pharmaceuticals - CEO

Thank you and again I want to thank all of you for participating on this call. As you know, we put this together very quickly because this information has just recently come to us. I want to reassure you that we here at Vion absolutely believe in Cloretazine. We believe that it is a drug that can help patients with AML. We absolutely believe in our trials.

We believe that this pickup at this point with the proper amount of work, there is a solution to every problem and we are going to put our best minds to it and we certainly believe and continue to believe very strongly in the 043 trial. We have always focused recently on 043 trial as our primary move to our first level of registration and we continue to believe it will be our first shot on goal and we are certainly hopeful that nothing will come from this that will affect 043.

So we see this, yes, as a temporary setback, but we are still fighting the battle. We still believe we have a winning team. I believe we have a winning drug and we are not going to let this stop us from our goal of getting our ball across the goal line. So thank you very much for attending the call and hope to see you and talk to you soon in the near future with at least a more positive initial press release. But again, we hope to bring this ball across the goal line in the very near future. Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today's conference call. This does conclude your presentation and you may now disconnect.

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FINAL TRANSCRIPT

May. 23. 2007 / 10:30AM ET, VION - Vion Announces Suspension of Phase III Trial in Relapsed AML

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